                                   EXHIBIT 11


                             INFERENCE CORPORATION

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                  (UNAUDITED)


                                                                   THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                        JULY 31,                         JULY 31,
                                                                --------------------------     ---------------------------

                                                                   1997            1996           1997             1996
                                                                ----------      ----------     -----------      ----------
PRIMARY --

   Average common shares outstanding..........................   7,914,580       8,091,112       8,011,333       7,951,613

   Net effect of dilutive options and warrants -
     based on the treasury stock method using
     average market price (1).................................          --         688,815              --         740,766
                                                                ----------      ----------     -----------      ----------
                                                                 7,914,580       8,779,927       8,011,333       8,692,379
                                                                ==========      ==========     ===========      ==========

   Net income (loss)..........................................  $ (906,000)     $  864,000     $(1,849,000)     $1,617,000
                                                                ==========      ==========     ===========      ==========

   Net income (loss) per share................................  $    (0.11)     $     0.10     $     (0.23)     $     0.19
                                                                ==========      ==========     ===========      ==========

_____________

(1) Application of the modified treasury stock method did not have a dilutive effect on net income per share.


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